UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2015

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 U.S. Highway 206, Suite 200, Bedminster, NJ	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2015 annual meeting of stockholders was held on June 4, 2015.  At the meeting, stockholders elected the following seven members to the Company’s Board of Directors for a term expiring at the annual meeting of stockholders in 2016, based on the following votes:

Member	For	Withheld	Broker Non-Votes
Matthew Duffy	17,274,929	830,517	- 0 -
Michael W. George	17,197,509	907,937	- 0 -
Steven Lefkowitz	18,074,919	30,527	- 0 -
Taunia Markvicka	17,288,779	816,667	- 0 -
Randy Milby	17,209,179	896,267	- 0 -
Antony E. Pfaffle, M.D.	18,074,919	30,527	- 0 -
Cora M. Tellez	17,959,318	146,128	- 0 -

Also at the meeting, stockholders voted a non-binding, on advisory basis, on the Company’s 2014 executive compensation.  The vote for such approval was 17,747,326 shares for, 276,606 shares against, 81,514 shares abstaining and no broker non-votes.

A non-binding advisory stockholder vote was held regarding the frequency of future advisory votes on executive compensation.  The vote on this matter was 3,334,084 shares in favor of such advisory votes be held once every year, 886,047 shares in favor of holding such votes once every two years, 13,690,673 shares in favor of holding such votes once every three years, 194,642 shares abstaining and no broker non-votes.  Consistent with its recommendation to the stockholders and in light of the voting results, the Company has decided to include the advisory stockholder vote on executive compensation in its proxy materials every three years until the next required advisory vote on the frequency of the stockholder vote on executive compensation.

Finally, at the meeting, stockholders also ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  The vote for such approval was 18,093,776 shares for, 11,670 shares against, no shares abstaining and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: June 5, 2015	By:	/s/ Randy Milby
Randy Milby
Chief Executive Officer